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                            ASSET PURCHASE AGREEMENT

                                     Between



                         EQUALNET COMMUNICATIONS CORP.,
                            EQUALNET CORPORATION, AND
                                USC TELECOM, INC.

                                   AS SELLERS



                                       and



                           CCC GLOBALCOM CORP., INC.,
                            AND ITS PERMITTED ASSIGNS

                                    AS BUYER



                          Dated as of February __, 2001


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                              TABLE OF CONTENTS

                        ARTICLE 1 CERTAIN DEFINITIONS1

ARTICLE 2  SALE AND PURCHASE OF ASSETS.......................................5
2.1   Transfer of Assets.....................................................5
2.2   Assumed Liabilities; Excluded Liabilities..............................7
2.3   Purchase Price.........................................................8
2.4   Closing................................................................8
2.5   Closing Escrow Funds...................................................9

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLERS........................10
3.1   Authority Relative to this Agreement..................................10
3.2   Transfer of Assets....................................................10

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER..........................10
4.1   Organization..........................................................10
4.2   Authority Relative to this Agreement..................................10
4.3   Consents and Approvals; No Violations.................................10
4.4   No Litigation.........................................................11
4.5   Access................................................................11
4.6   Condition of Purchased Assets.........................................11

ARTICLE 5  COVENANTS........................................................11
5.1   Ordinary Course.......................................................11
5.2   Reasonable Efforts....................................................11
5.3   Fees and Expenses.....................................................12
5.4   Submission for Court Approval.........................................12
5.5   Business Records......................................................13
5.6   Buyer Protection Provisions...........................................13
5.7   Access for Inspections and Due Diligence..............................15
5.8   Public Announcements..................................................15
5.9   Confidentiality.......................................................15

ARTICLE 6  CONDITIONS.......................................................16
6.1   Conditions to Each Party's Obligations................................16
6.2   Conditions to Obligations of Buyer....................................16
6.3   Conditions to Obligations of Sellers..................................17
6.4   Failure of Conditions.................................................18

ARTICLE 7  TERMINATION AND AMENDMENT........................................18
7.1   Termination...........................................................18

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7.2   Effect of Termination.................................................19
7.3   Amendment.............................................................19
7.4   Extension; Waiver.....................................................19

ARTICLE 8   ADDITIONAL POST-CLOSING COVENANTS ..............................19
8.1   Further Assurances....................................................19
8.2   Benefits Under Unassignable Contracts.................................19
8.4   Sellers' Employees....................................................20

ARTICLE 9  MISCELLANEOUS....................................................20
9.1   Survival..............................................................20
9.2   Notices...............................................................20
9.3   Descriptive Headings..................................................21
9.4   Counterparts..........................................................21
9.5   Entire Agreement, Draftsmen...........................................21
9.6   Governing Law.........................................................22
9.7   Specific Performance..................................................22
9.8   Assignment............................................................22
9.9   Parties in Interest...................................................22
9.10  Severability..........................................................22
9.11  Exclusive Jurisdiction................................................22

Exhibit A Form of Assignment and Assumption Agreement
Exhibit B Form of Assignment and Bill of Sale
Exhibit C Form of Legal  Opinion of Sellers'  Counsel
Exhibit D Seller's  Certificate
Exhibit E Form of Buyer's Officer's  Certificate
Exhibit F Form of Procedures Order

Schedule 1  Contracts to be Assumed
Schedule 2  Certain Excluded Assets
Schedule 3  Certain Excluded Liabilities
Schedule 4  Certain Carrier Codes

Attachment I   RFC Term Sheet
Attachment II  Agreement with d-Tel Network LLC


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                           ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the _____ day of February, 2001, by and among CCC GlobalCom Corp., Inc, a Nevada corporation, and its permitted assigns ("Buyer"), and Equalnet Communications Corp., a Texas corporation ("ENET"), EqualNet Corporation, a Delaware corporation ("ENC"), and USC Telecom, Inc., a Delaware corporation ("USC"), as debtors and debtors-in-possession ("Sellers").

                              W I T N E S S E T H:

      WHEREAS, each of the Sellers filed a voluntary petition for relief pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. ss. 101 et seq., as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court") on or about August 9, 2000, and the Sellers' bankruptcy cases are currently pending and jointly administered under Case No. 00-
37350-H4-11 (collectively, the "Bankruptcy Cases");

      WHEREAS, the business of the Sellers comprises (i) a long distance resale business (the "LD Business"), (ii) a customer service business ("Service Business"), and (iii) a telephone debit card sales and service business (the "Debit Card Business") (collectively, the "Business"); and

      WHEREAS, Buyer has agreed to acquire from Sellers, and Sellers have agreed to sell to Buyer, the Purchased Assets (as defined below), on the terms and subject to the conditions set forth herein and in accordance with applicable provisions of the Bankruptcy Code.

      NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
                              CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the meanings ascribed thereto:

     "Acquisition" means the acquisition by Buyer from Sellers of the Purchased Assets.

      "Affiliate" shall mean, with respect to any Person, which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person and any Person that would be deemed to be an "affiliate" or an "associate" of such Person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

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     "Assumed  Contracts"  shall  mean  those  leases  and  executory  contracts identified on Schedule 1.

      "Assumed Liabilities" shall mean (i) all liabilities and obligations relating to the Assumed Contracts, but only to the extent said liabilities and obligations are attributable to obligations to be performed under the Assumed Contracts on or after the Closing Date, and (ii) an amount payable to RFC Capital Corp. (hereinafter, the "RFC Assumed Indebtedness"), equal to the lesser of (a) $7,500,000 of the debt owed by Sellers to RFC Capital Corp. as approved by an order approving the compromise of controversy with RFC Capital Corp. entered at or before the hearing on the Sale Motion, not to exceed $7,500,000, and (b) the amount of the actual indebtedness owed by the Sellers to RFC Capital Corp. as of the Closing Date, excluding, however, in both calculations, all legal fees and expenses incurred by RFC Capital Corp. in connection with the Bankruptcy Cases.

      "Bankruptcy Code" shall have the meaning set forth in the Recitals.

      "Bankruptcy Court" shall have the meaning set forth in the Recitals.

      "Bankruptcy Estates" shall mean the chapter 11 bankruptcy estates of ENET, ENC, and USC, collectively; and each of such Bankruptcy Estates is sometimes referred to individually as a "Bankruptcy Estate".

     "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure as supplemented by the Local Rules of Bankruptcy Procedure for the Southern District of Texas.

     "Bidding Procedures" shall mean the bidding procedures governing the sale of the Purchased Assets to be approved by the Bankruptcy Court and set forth in the Procedures Order.

     "Break-Up Fee" shall mean the fee in the amount of $200,000 payable to the Buyer pursuant to Section 5.6 of this Agreement.

     "Business Day" means any day other than Saturday, Sunday or a day on which national banks in Houston, Texas are authorized or required by law or other governmental action to close and are, in fact, so closed.

     "Buyer's Officer's Certificate" shall have the meaning set forth in Section 6.3(c).

      "Closing" shall have the meaning set forth in Section 2.4(a).

      "Closing Date" shall have the meaning set forth in Section 2.4(a).


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      "Closing Escrow Funds" shall have the meaning set forth in Section 2.5.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Cure Amounts" shall mean the amounts, if any, payable to parties to cure defaults pursuant to ss.365(b)(1) of the Bankruptcy Code under the Assumed Contracts.

      "Excluded Assets" shall mean (i) any asset in possession of any Seller that is not owned both legally and beneficially by a Seller; (ii) the articles or certificates of incorporation, bylaws, seals, and any related organizational documents and minute books of the Sellers; (iii) any rights of any Seller under this Agreement or any other agreement between any Seller and Buyer or any Affiliate of Buyer to the extent listed on Schedule 2 attached hereto; (iv) all executory contracts, agreements, leases, and subleases that do not constitute Assumed Contracts; (v) claims for insurance on Purchased Assets to the extent any such claims are not assignable; (vi) retainer deposits for professional services; (vii) stock of direct or indirect subsidiaries, and other forms of equity in non-corporate subsidiaries; (viii) the causes of action listed on
Schedule 2; and (ix) any avoidance actions under the Bankruptcy Code relating to the Bankruptcy Cases.

      "Excluded Liabilities" shall mean all liabilities of the Sellers or their Bankruptcy Estates that are not Assumed Liabilities, which Assumed Liabilities shall specifically exclude, without limitation, the following liabilities: (a) any federal, state and local income taxes, sales or use taxes, franchise taxes, payroll taxes and any other taxes and tax liability incurred by Sellers prior to the Closing Date, (b) all attorneys' and accountants' fees and expenses and any other fees and expenses incurred by Sellers in connection with the consummation of the transactions contemplated hereby, (c) all auctioneers', brokers', and other similar fees and expenses incurred by any of the Sellers or any of their Bankruptcy Estates relating to the sale of the Purchased Assets to Buyer, (d) all of Sellers' liability and obligation related to or arising in connection with pre-paid debit cards and accounts issued in connection with or relating to the Business, and (e) any causes of action against any Seller held by any of its respective officers, directors or stockholders, including, without limitation, those causes of action listed in Schedule 3 attached hereto.

      "Expense  Reimbursement"  shall mean  Sellers'  reimbursement  pursuant to
Section 5.6 of Buyer's actual, documented, reasonable out-of-pocket costs and expenses incurred in furtherance of the Letter Agreement, this Agreement, the Acquisition and the offer contemplated by this Agreement, up to a maximum of $75,000. Such reimbursable out-of-pocket costs and expenses shall include but not be limited to expenses incurred in the performance of due diligence, investigation, cooperating with Sellers with respect to motions, orders, and participation in hearings, and reasonable attorney's fees and expenses incurred by Buyer in connection with such matters.

      "Governmental Entity" shall mean any federal, state, municipal or local court, legislature, governmental agency, commission or regulatory authority or instrumentality.

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     "Instruments of Assignment and Assumption" shall have the meaning set forth in Section 2.4(b).

      "Intellectual Property" means all copyrights, patents, patent applications, service marks, trademarks, trade names, trade secrets, written know-how and all other similar proprietary data and intellectual property, and the goodwill associated therewith, used by any Seller in connection with the Business.

      "Letter Agreement" means that certain letter agreement, dated January 12, 2001, between Buyer and Sellers relating to the matters contemplated by this Agreement.

      "Lien" shall mean any lien, security interest, mortgage, pledge, charge, claim, conditional sales arrangement, adverse interests (whether legal or equitable) or encumbrance of any kind.

      "Material Adverse Change" shall mean any change, event or effect (or series of related changes, events or effects) occurring from or after December 31, 2000, which, when taken individually or together, has a material adverse effect on the Purchased Assets, taken as a whole. "Material Adverse Change" shall not be interpreted, however, to include a decline of 4% or less per month in the Sellers' retail customer revenue.

      "Person" shall mean any individual, group, corporation, partnership or other organization or entity (including, without limitation, each Bankruptcy Estate and any Governmental Entity).

      "Permits" shall mean, to the extent transferable, all licenses, permits, tariffs, authorizations, approvals and certifications issued by any Governmental Entity and owned by any Seller and used by such Seller in the operation of the Business.

      "Procedures Order" shall mean the order of the Bankruptcy Court, substantially in the form attached as Exhibit F attached hereto, approving, among other things, the Bidding Procedures, the Buyer Protection Provisions, the Expense Reimbursement, the Break-Up Fee and the Termination Fee.

      "Prorated Items" shall mean (i) personal property, real estate, occupancy, water and other similar ad valorem, property or use taxes ("Property Taxes"), if any, on or with respect to the Purchased Assets; (ii) post-petition sewer rents and charges for water, telephone, electricity and other utilities and fuel, to the extent that final meter readings cannot be arranged; and (iii) all other post-petition periodic charges applicable to periods both before and after the Closing normally prorated in connection with similar transactions.

      "Purchase Price" shall have the meaning set forth in Section 2.3(a).


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      "Purchased  Assets"  shall mean (i) all assets owned by any of the Sellers in connection with the Business and all rights and interests of Sellers arising in connection with or relating to the Business, and (ii) all of Sellers' interests under any leases or licenses relating to the Business to the extent such interests are assignable, but in all cases not including any Excluded Asset.

      "Records" shall mean all books, records, customer lists and telephone numbers, account ledgers, sales and promotional literature, files, data, supplier lists, drawings, plans, specifications, job and bid files, computer files and, if assignable, software owned by any of the Sellers, and all other records of any Seller relating to the ownership or operation of the Business, except records which are Excluded Assets or which relate exclusively to Excluded Assets.

      "Sale Order" shall have the meaning set forth in Section 5.4.

      "Sellers' Certificate" shall have the meaning set forth in Section 6.2(c).

      "Tax" or "Taxes" shall mean any and all taxes, levies or other like assessments (including interest and penalties), including income, transfer, gross receipts, excise, property, sales, use, payroll and employment taxes, imposed by the United States, or any state, or local government or subdivision or agency thereof.

      "Tax Return" shall mean any report or return filed with any federal, state or local taxing authority with respect to Taxes imposed upon or attributable to the Purchased Assets.

     "Transaction Documents" means this Agreement and all bills of sale, assignment instruments and assumption instruments executed or delivered by the parties hereto at the Closing.

                                   ARTICLE 2
                          SALE AND PURCHASE OF ASSETS

Section 2.1 Transfer of Assets.

            (a)On the Closing Date and pursuant to the terms and subject to the conditions of this Agreement, Sellers shall sell, assign and convey to Buyer, and Buyer shall purchase and accept from Sellers, all of Sellers' right, title, and interest in and to the Purchased Assets, which include the following to the extent that they are not Excluded Assets:

(i) All of the fixed assets (including all machinery, equipment, vehicles, furniture, fixtures, supplies and materials) owned or otherwise used by Sellers and, to the extent assignable, all rights under warranties,

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      representations and guaranties made by suppliers and manufacturers of the Purchased Assets or the Business;

(ii) All raw materials, work in process, and inventories of Sellers, whether on hand or on order;

(iii)All accounts receivable, notes receivables, security deposits, and other obligations owing to any of Sellers, and all rights and interests to accounts of subscribers of the Business, including, without limitation, all accounts and/or other rights that may have been sold, transferred or assigned to RFC Capital Corp. pursuant to the existing factoring and lending relationship, which accounts and rights shall be re-conveyed to Sellers and sold to Buyer, subject to the liens and security interests of RFC Capital Corp. to the extent securing the RFC Assumed Indebtedness, as part of the Purchased Assets;

(iv) All customer lists owned by Sellers and, to the extent assignable by Sellers, the Sellers' interests under any leases or licenses of any customer lists;

(v) All Intellectual Property, computer hardware and computer software owned by Sellers and, to the extent assignable by Sellers, the Sellers' interests under any leases or licenses of any Intellectual Property, computer hardware and computer software;

(vi) All rights owned by Sellers with respect to (and, to the extent assignable, the Sellers' interest under licenses or leases of) all existing or pending trade names, trade marks, service marks, copyrights, patents and other intellectual property and all marketing literature and other materials owned, licensed or otherwise utilized by Sellers, except to the extent that any such rights arise under licenses, contracts, or other agreements that are not Assumed Contracts;

(vii)All existing books and records maintained by Sellers in their conduct of the Business through the Closing, including, but not limited to, sales records, customer lists, customer folders and all historical customer records and files which relate to the Business;

(viii)To the extent permitted by applicable law and/or approved by the Bankruptcy Court, all Permits owned and/or held by Seller;

(ix) All goodwill of Sellers;


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(x)  Sellers' rights in the names  "Equalnet",  "EqualNet",  and "USC",  and any variant, combination and derivative thereof, their logos or assumed names, along with any common law, state or federal trademark rights to said names(s), logos or marks;

(xi) All intangible telecommunications assets owned (or licensed, to the extent the licensee's interest is assignable) by Sellers in connection with the Business, including, telecommunications numbering codes, locating routing codes and toll-free numbers and other customer billing and inquiry numbers, carrier identification codes and other operating codes, including, without limitation, the codes set forth on Schedule 4 attached hereto;

(xii)To the extent assignable, all of Sellers' rights to all web sites, URL's, and domain names used by Sellers in connection with the Business;

(xiii)All cash, deposit accounts and other cash equivalents of Sellers existing on the Closing Date, excluding the cash to be paid by Buyer as part of the Purchase Price;

(xiv)To the extent assignable, all of Sellers' rights to all telephone numbers and directory listings used by Sellers in connection with the Business;

(xv) To the extent assignable, all insurance policies of any Seller and any proceeds thereof and all insurance claims related to the Purchased Assets;

(xvi) All tax refund claims and proceeds thereof;

(xvii)To the extent assignable, all other claims, causes of action and demands related to or affecting the Purchased Assets, except for any claims, causes of action or demands which are Excluded Assets; and

(xviiiAll other property owned by Sellers, wherever located.

     (b)On the terms and subject to the conditions of this Agreement, Sellers shall transfer and assign to Buyer, and Buyer shall accept the assignment of, and assume and duly pay or perform, all of Sellers' right, title and interest in the Assumed Contracts.

     (c)Buyer is not acquiring, and Sellers shall retain all right, title and interest in, any Excluded Assets.


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Section 2.2  Assumed Liabilities; Excluded Liabilities.


     (a)Buyer shall assume and duly pay or perform, and shall hold Sellers harmless and indemnify Sellers from and against, the Assumed Liabilities. Buyer shall not assume, and shall not be deemed to have assumed, the Excluded Liabilities.

     (b)The Assumed Contracts shall, under ss.365 of the Bankruptcy Code, be assumed by Sellers and assigned to Buyer at Closing, pursuant to the Sale Order entered by the Bankruptcy Court in the Bankruptcy Cases. Buyer shall not assume or take an assignment of any other leases or contracts, unless otherwise agreed to in writing prior to Closing. By the Sale Motion, Sellers shall also request that the Bankruptcy Court establish the amounts of the Cure Payments related to the Assumed Contracts and Buyer shall pay the Cure Amounts not to exceed the amounts set forth on Schedule 1 for each Assumed Contract. Sellers shall pay on or before the Closing Date any amounts in excess of the amount set forth on
Schedule 1 that may be required to cure all defaults under the Assumed Contracts, and shall otherwise be responsible to cure all defaults under such Assumed Contracts in connection with the assumption and assignment on the Closing Date.

     (c)With respect to the claim of RFC Capital Corp., which shall constitute a part of the Purchase Price, the Sellers shall request that the Bankruptcy Court enter an order approving the compromise of the controversy with RC Capital Corp. by a Final Order of the Court entered prior to the Closing Date approving the compromised and settled amount of the claim of RFC Capital Corp. This relief shall be requested in the Sale Motion. In no event shall the claim exceed the lesser of (i) $7,500,000 less any payments or credits made after such determination, as established by the Sale Order and as compromised at the hearing on the Sale Motion, and (ii) the amount of the actual indebtedness owed by Sellers to RFC Capital Corp. as of the Closing Date, excluding, however, in both calculations, all legal fees and expenses incurred by RFC Capital Corp. in connection with the Bankruptcy Cases. In connection with the Acquisition, RFC Capital Corp. shall, on or before the Closing Date, re-convey all of its rights, claims, and interests in any account or other rights purchased from the Sellers, which accounts and rights shall be sold, transferred and conveyed to Buyer as part of the Purchased Assets, subject only to any liens held by RFC Capital Corp. securing the RFC Assumed Indebtedness.

Section 2.3 Purchase Price.

     (a)In consideration for the sale and transfer of the Purchased Assets and the assignment of Sellers' rights under the Assumed Contracts, Buyer shall (i) assume the Assumed Liabilities and the obligations of the Sellers under the Assumed Contracts and shall pay Sellers $500,000 in cash (the "Purchase Price"), and (ii) pay contemporaneously with the Closing, or make arrangements to pay after the Closing and thereafter pay in accordance with such arrangements, the Cure Amounts with respect to all Assumed Liabilities and all Purchased Assets.

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     (b)The Purchase Price shall be adjusted for the Prorated Items as specified below; provided, however, that in no event shall the cash portion of the Purchase Price be increased to an amount in excess of $500,000. Sellers and Buyer shall prorate (by estimation, if necessary) the Prorated Items as of the Closing Date, on the basis of the actual number of days each party had possession or use during the calendar year or, where the billing is for a lesser period, during such period, except for those Prorated Items where it is possible to prorate by actual usage. Personal property, real estate and ad valorem taxes for 2001 shall be prorated on the basis of the allocation of the Purchase Price to such taxable items as mutually agreed to by Sellers and Purchaser on or before the Closing, adjusted to reflect changes in assessments or rates of taxes known to be in effect for 2001. Buyer shall be responsible for paying any Prorated Items when and as they become due. All prorations shall be made at the Closing Date shall be final and binding on Sellers and Buyer.

Section 2.4 Closing.

     (a)Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place as soon as practicable following satisfaction (or waiver, if permissible) of the conditions set forth in Article 6 hereof, at 10:00 a.m., at the offices of Porter & Hedges, L.L.P., 700 Louisiana St., Suite 3500, Houston, Texas, or at such other time and place as shall be mutually agreed upon by the parties, but in any event on or before March 31, 2001. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     (b)At the Closing, Sellers shall deliver or cause to be delivered to Buyer the following: (i) duly executed instruments of assignment and assumption of the Assumed Contracts substantially in the form of Exhibit A hereto ("Instruments of Assignment and Assumption"); (ii) duly executed bills of sale and assignment to Buyer in substantially the form of Exhibit B hereto; (iii) a legal opinion from Sellers' counsel Porter & Hedges, L.L.P. in the same form and substance as the letter attached hereto as Exhibit C effective as of the Closing Date; and (iv) such other instruments and documents as are required by any other provision in this Agreement or are necessary to convey title to any of the Purchased Assets to Buyer.

     (c)At the Closing, Buyer shall deliver to Sellers the following: (i) the cash portion of the Purchase Price in immediately available funds by wire transfer to an account or accounts at a United States bank or banks, as specified in writing by Sellers at least one Business Day prior to the Closing;
(ii) such documents and instruments as reasonably are required to evidence the assumption of the Assumed Liabilities; and (iii) documentary evidence reasonably satisfactory to Sellers that Buyer has paid, or made arrangements to pay, all Cure Amounts required to be paid by Buyer pursuant to this Agreement.

     (d)At Closing, Sellers agrees to provide Buyer with fully executed and duly authorized articles of amendment to their articles of incorporation, such amendments changing

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




the names of ENC and USC so as not to include "Equalnet," "EqualNet," or "USC" or any portion thereof. Sellers shall also provide to Buyer all filing fees required in connection with the foregoing. Buyer agrees that it will promptly file each articles of amendment with the Secretary of State of the state of the respective Seller's incorporation and promptly deliver to Sellers each of the articles of amendment stamped "filed" by the Secretary of State. Following the Closing, Sellers agrees that ENC and USC will discontinue any and all uses of such names or names similar thereto. Sellers also agree to file a motion with the Bankruptcy Court in the Bankruptcy Cases seeking to change the caption and style of the Chapter 11 cases so as to reference the new names of ENC and USC and delete any reference to the name "Equalnet", "EqualNet" or "USC" or any portion thereof, and shall diligently prosecute such motion.

      Further, Sellers agree, upon the earlier of any confirmation of a plan of reorganization involving ENET or the sale of the capital stock of ENET, to cause ENET to change its name so as not to include "Equalnet," "EqualNet," or "USC" or any portion thereof. Further, Sellers agree to execute and deliver, from time to time after the Closing, such consents or other instruments as may be necessary or convenient to facilitate the use and enjoyment of the names "Equalnet," "EqualNet," and "USC" by Buyer.

2.5 Closing Escrow Funds.

     Contemporaneously with the entry of the Procedures Order, Buyer shall deposit in escrow with Sellers' Counsel Porter & Hedges, L.L.P. the sum of $100,000 (said sum being the "Closing Escrow Funds"). If this Agreement is terminated for any reason, other than by Sellers pursuant to Section 7.1(f), the Closing Escrow Funds shall be delivered to Buyer. If this Agreement is terminated by Sellers pursuant to Section 7.1(f), the Closing Escrow Funds shall be delivered to Sellers. At the Closing, the Closing Escrow Funds shall be credited against the Purchase Price to be delivered to Sellers at the Closing.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers represent and warrant to Buyer as follows:

Section 3.1  Authority Relative to this Agreement.

  Subject to the review and approval of the Bankruptcy Court, each Seller has full authority in its capacity as a chapter 11 debtor-in-possession to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller and, subject to the review and approval of the Bankruptcy Court, constitutes a valid and binding obligation of the Sellers enforceable against them in accordance with the terms hereof, except or enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

Section 3.2 Transfer of Assets.

  At the Closing, Sellers will deliver to Buyer all of the Purchased Assets, subject to the terms of the Sale Order. Buyer acknowledges that no Seller has any authority to convey any asset pursuant to this Agreement other than that authority specifically granted by the United States Bankruptcy Court.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers as follows:

Section 4.1  Organization.

  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

Section 4.2  Authority Relative to this Agreement.

  Buyer has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity.

Section 4.3 Consents and Approvals; No Violations.

  Subject to entry of the Sale Order, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Buyer of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Buyer nor the consummation by it of the transactions contemplated by this Agreement nor compliance by it with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Buyer, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, purchase order, sales order, arrangement or other commitment or obligation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Buyer, except in the case of clauses (ii) or (iii) for violations, breaches or defaults which would not, in the aggregate, prevent or delay the consummation of the transactions contemplated by this Agreement.

Section 4.4  No Litigation.

  As of the date hereof, there is no claim, action, proceeding or, to the knowledge of Buyer, threatened, nor is there outstanding any writ, order, decree or injunction, that (i) calls into question the authority or right of Buyer to enter into this Agreement and consummate the transactions contemplated hereby, or (ii) would otherwise prevent or delay the transactions contemplated by this Agreement.

Section 4.5  Access.

  Buyer acknowledges that Sellers have provided Buyer with such access to Sellers' premises, books, records, assets, and personnel as Buyer has requested. Buyer further acknowledges that it is in the business of providing, among other things, telecommunications services similar to those provided by Sellers and fully understands the business risks inherent in acquiring assets in the telecommunications industry.

Section 4.6 Condition of Purchased Assets.

  Buyer represents and agrees that at the Closing it will accept the Purchased Assets in their AS IS, WHERE IS CONDITION, WITH ALL FAULTS, except as otherwise expressly set forth in this Agreement.

                                   ARTICLE 5
                                   COVENANTS

Section 5.1 Ordinary Course.

  From the date hereof until the Closing Date, the Business shall be conducted in the ordinary course consistent with Seller's post-petition practices (including, without limitation, (i) the performance of all of Sellers' post-petition obligations under the Assumed Contracts, and (ii) the collection of accounts receivable of the Business and the use of such proceeds in accordance with the post-petition financing orders entered in the Bankruptcy Cases), unless an action outside the ordinary course of the Business has been approved by the Bankruptcy Court. Sellers shall not make commitments for any additional contracts for network capacity service or any individual capital expenditure in excess of $25,000 without prior notification of and written approval from Buyer which shall not be unreasonably withheld, delayed or conditioned.

Section 5.2 Reasonable Efforts.

  Upon the terms and subject to the conditions of this Agreement and any order of the Bankruptcy Court, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations and consistent with Sellers' duties to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including without limitation: (i) making appropriate filings with the

Bankruptcy Court and taking such other actions reasonably necessary in connection with the application for the Procedures Order and Sale Order; (ii) preparing and filing all other forms, registrations, consents and notices required to be filed with governmental authorities and others to consummate the transactions contemplated by this Agreement; and (iii) obtaining as promptly as possible all consents, estoppels, confirmations, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement, except were the failure to obtain such consent would not have a material adverse affect on the Acquisition or the Buyer's ability to operate the Business after the Closing Date.

Section 5.3 Fees and Expenses.

  Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, Sellers, on the one hand, and Buyer, on the other hand, shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

Section 5.4 Submission for Court Approval.

     Buyer and Sellers hereby acknowledge that Sellers are currently debtors in possession in cases under the Bankruptcy Code pending in the Bankruptcy Court and jointly administered as the Bankruptcy Cases. Seller shall, within three (3) Business Days from the date of execution of this Agreement, file a motion with the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 9013 and Sections 363 and 365 of the Bankruptcy Code (the "Sale Motion") seeking, inter alia, (i) approval of this Agreement and entry of an order approving the sale of the Purchased Assets to Buyer, free and clear of all Liens pursuant to Section 363 of the Bankruptcy Court, (ii) assumption and assignment of the Assumed Contracts and establishing the amount of the Cure Amounts related thereto under
Section 365 of the Bankruptcy Code, and (iv) an order approving the compromise of the claim of RFC Capital Corp., not to exceed $7,500,000. Buyer and Sellers shall use their best efforts to obtain Bankruptcy Court approval of the Sale Motion as soon as practicable; provided, however, if a Final Order1 of the Bankruptcy Court is not obtained on or before March 31, 2001, Buyer may terminate the Acquisition. This Agreement shall be subject to entry of a Final Order of the Bankruptcy Court (the "Sale Order") approving the (i) the Sale Motion, (ii) this Agreement, (iii) the sale of the Purchased Assets to Buyer free and clear of all Liens, except the liens of RFC Capital Corp. to the extent securing the payment of the RFC Assumed Indebtedness, (iv) the assumption and assignment of the Assumed Contracts, and (v) approving the compromise of the claim of RFC Capital Corp. As a condition to Buyer's obligation to consummate the Acquisition, the Bankruptcy Court shall have entered a Final Sale Order approving the sale in a form and substance reasonably acceptable to Buyer. -------- 1 For purposes of this Agreement, "Final Order" shall mean any order or judgment of the Bankruptcy Court which has not been reversed, stayed, modified, or amended and is not subject to appeal or rehearing and as to which the time to appeal or seek review, rehearing, revision, or relief shall have expired, or which may be enforced in accordance with the Bankruptcy Code or the Bankruptcy Rules in the event no motion for stay pending appeal is granted or bond is approved and filed where a notice of appeal has been filed.

Provided, however, that if an appeal or motion for rehearing is pending, Buyer may waive the requirement for a Final Sale Order and close the Acquisition provided there is no stay of the effects of such Final Sale Order. The Final Sale Order shall specifically determine that the Buyer is acting in good faith, and entitled to the protections of Section 363 (m) of the Bankruptcy Code. Unless waived by Buyer, the Final Sale Order shall also contain a provision that makes it effective immediately, and shall not be subject to any stay under Rule 6004 (g) of the Federal Rules of Bankruptcy Procedure.

Section 5.5 Business Records.

  Buyer shall have the right to receive all Records related to the Purchased Assets and shall retain such Records in accordance with Sellers' record retention plan as required by the United States Trustee or as otherwise required by law from time to time hereafter but, in any event, Records shall either be retained until the bankruptcy case of each Seller is closed or, if Buyer so elects, Buyer may return any records that Buyer does not want to retain to Sellers. From and after the Closing, Buyer shall permit Sellers to have access to, and make copies of, any or all of the Records at Buyer's business location from time to time, during regular business hours upon reasonably prior written notice to Buyer, as Sellers may reasonably request; provided that such access shall not unreasonably interfere with Buyer's business operations. Buyer acknowledges that Sellers' records may be incomplete and that Sellers make no representations or warranties of any kind regarding the content of any Records.

Section 5.6 Buyer Protection Provisions.

(a) As a condition to Buyer's participation in the Acquisition described in this Agreement, Sellers shall provide Buyer, subject to Bankruptcy Court approval of such protections as herein contemplated, the following Buyer Protection (collectively, the "Buyer Protection Provisions"):

                  (1) Order Approving Buyer Protection Provisions.  Within three
      (3) Business Days after execution of this Agreement, Sellers shall file a motion for, and promptly after execution of this Agreement by Sellers and Buyer but in no case more than fourteen (14) days after execution of this Agreement, Sellers shall obtain, an order of the Bankruptcy Court approving the Buyer Protection Provisions and bid procedures ("Interim Order" or "Procedures Order") in form and substance satisfactory to Buyer. Sellers shall seek a hearing on the Expedited Motion seeking approval of the Procedures Order on Friday, March 2, 2001, and shall seek approval of these Buyer Protection Provisions. Sellers shall amend the pending Sales Procedures Motion to seek approval of the Buyer Protection Provisions set forth herein, including, without limitation, the provisions of this
      Section 5.6 of this Agreement. If entry of the Procedures Order is not obtained on or before the date that is fourteen (14) days after the execution of this Agreement, Buyer may terminate this Acquisition.

                  (2) Reimbursement of Buyer's Expenses. Sellers hereby acknowledge and agree that Buyer has incurred and will continue to incur substantial expenses, including the fees and expenses of legal counsel and financial advisors in connection with investigating the business and operation of Sellers, and negotiating and preparing various documentation, including, without limitation, the Letter Agreement, this Agreement, the pleadings seeking Court approval of the sale and the closing documents (the "Reimbursable Expenses" or "Expense Reimbursement"). In recognition of such expenditures and to induce Buyer to continue to incur such expenses, Sellers shall pay Buyer up to $75,000 in documented Reimbursable Expenses in the event the Acquisition is not consummated for any reason other than a material default by Buyer of its obligations under this Agreement.

                  (3) Termination Fee. Sellers agree that, in the event of a termination of the Acquisition as a result of Sellers' failure to consummate the Acquisition after the satisfaction of all conditions precedent to Sellers' obligation to effect the transactions contemplated by this Agreement, Sellers shall, upon demand and after application to and order from the Bankruptcy Court acting in the Bankruptcy Cases, pay to Buyer the sum of $200,000 (the "Termination Fee").

                  (4) Break-Up Fee. If Buyer is prepared to consummate the Acquisition outlined herein and the Purchased Assets are sold to any other entity under ss. 363 of the Bankruptcy Code or any plan is confirmed in the Bankruptcy Cases which does not involve Buyer or does not provide for Buyer to be the acquiring entity for the Purchased Assets, Sellers shall pay the Buyer upon closing of such transaction the sum of $200,000 (the "Break-Up Fee") in cash as compensation for the time incurred and value to Sellers.

                  (5) Only Single Fee Recovery. In no event shall Sellers be liable for both the Termination Fee and the Break-Up Fee. In no event shall Sellers be liable for both the Break-Up Fee and the Expense Reimbursement. Likewise, in no event shall Sellers be liable for both the Termination Fee and the Expense Reimbursement.

                  (6)  Non-Solicitation, Overbid and Standstill.

                        (A) Sellers  hereby agree that,  between the date hereof
            and either the Closing Date or the earlier termination of this Agreement, as the case may be, Sellers shall not, directly or indirectly, through any of Sellers' agents or representatives initiate or solicit any proposals or offers from any person relating to any acquisition of Sellers or its material assets, including the Purchased Assets (an "Alternative Acquisition"), unless they are advised by their legal counsel in writing that they are required to do so by the Bankruptcy Code or applicable fiduciary duties.

                        (B) In the event that Sellers  shall  receive any offer,
            proposal, or inquiry regarding an Alternative Acquisition, Sellers shall, within two (2) Business Days, (i) notify Buyer, in writing, of such proposal or offer, or any inquiry or contact with any person with respect thereto (excluding any informational request), and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal, and (ii) after the entry of the Interim Order, notify any such offeror of the entry of the Interim Order.

                        (C) Subject to entry of an Interim Order by the Bankruptcy Court approving the terms of this Agreement, Sellers shall not support nor seek Bankruptcy Court approval of any transfer of the Purchased Assets so long as Buyer is prepared to consummate the Acquisition, unless such other transaction (i) provides an aggregate present value at least $250,000 higher than the amount Buyer agrees to pay (including assumption of debt) to Sellers' estate (the "Overbid Amount"), and (ii) provides for payment to Buyer of the amounts described in 5.6(a)(2), 5.6(a)(3) and 5.6(a)(4) above, as applicable. Bids beyond the Overbid Amount shall be in increments of $50,000.

     (b)Administrative Expense Status. The Reimbursable Expenses and the Break-Up Fee or the Termination Fee, as applicable, shall constitute an administrative expense of Sellers pursuant to ss. 503 of the Bankruptcy Code, and shall be paid by Sellers upon demand from Buyer and after application to and order from the Bankruptcy Court acting in the Bankruptcy Cases. From and after such demand, until payment in full, interest shall accrue on any unpaid portion at a rate per annum equal to the prime commercial lending rate in effect for Chase Bank of Texas, N.A.

Section 5.7  Access for Inspections and Due Diligence.

  Sellers will, upon the execution of this Agreement and continuing until the earlier of the Closing Date or the termination of this Agreement, provide Buyer with access, during regular business hours and upon prior notice, to the Purchased Assets, Sellers' offices, and all information and documentation in Sellers' possession related to the Purchased Assets reasonably requested by Buyer or Buyer's counsel for inspection and due diligence purposes (the "Due Diligence Review"). Promptly upon Buyer's request, Sellers shall provide Buyer with true and correct copies of the Assumed Contracts.

Section 5.8  Public Announcements.

  All public announcements or statements concerning this Agreement and the transactions contemplated herein shall be jointly approved by Buyer and Sellers. If the parties are unable to agree on a public statement or announcement following the execution of this Agreement, and Sellers or Buyer determines, after consultation with counsel, that such statement or announcement is required by law, then Sellers or Buyer, as the case may be, may issue such statement or announcement.

Section 5.9 Confidentiality.

  All information furnished by Sellers to Buyer in connection with the Due Diligence Review shall be held by Buyer as proprietary information of Sellers (the "Proprietary Information"). The Proprietary Information shall not include, however, information that has been disclosed to the public by Sellers. Any Proprietary Information that is subsequently disclosed to the public by Sellers shall lose its character as proprietary information at the time of disclosure. Buyer and Sellers shall, and shall cause each of their respective directors, officers, partners, employees, representatives and agents, to hold in strictest confidence and not use in any manner whatsoever, other than as contemplated by this Agreement, any confidential information of the other party, including any trade secrets or other information not generally available to the public, except to the Bankruptcy Court and creditors in the Bankruptcy Cases, and their professionals and advisors.

Section 5.10  Non-Solicitation of Sellers' Employees.

     Until the earlier to occur of Closing or conversion of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code, Buyer will not, for a period of six (6) months after the effective date of such termination, directly or indirectly, without the consent of Sellers, (i) employ any person who during the nine months preceding the effective date of such termination of this Agreement was an employee of any Seller, (ii) encourage any employee of any Seller to terminate his or her employment with any Seller, or (iii) enter into any consulting arrangement or other arrangement by which Buyer or any of its Affiliates obtains the services of any person who was an employee of any Seller at any time during the nine-month period preceding the effective date of such termination of this Agreement.

                                   ARTICLE 6
                                   CONDITIONS

Section 6.1 Conditions to Each Party's Obligations.

     The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a)There shall not be in effect any order of any Governmental Entity staying the consummation of the transactions contemplated by this Agreement.

     (b)The Bankruptcy Court shall have entered the Sale Order in accordance with the terms of this Agreement on or before March 31, 2001.

     (c)The Bankruptcy Court shall have entered the Procedures Order, on or before the date that is fourteen (14) days after the date of execution of this Agreement, approving the Bidding Procedures, including payment of the Expense Reimbursement, the Break-Up Fee and/or the Termination Fee by Sellers to Buyer pursuant to Section 5.6.

Section 6.2  Conditions to Obligations of Buyer.

  The obligation of Buyer to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions:

            (a)The  representations  and  warranties  of  Sellers  set  forth in
Article 3 shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date, other than representations and warranties that expressly speak as of a specific date (which need only be true and correct as of such date).

            (b)Sellers shall have performed in all material respects all obligations required to be performed by Sellers under this Agreement at or prior to the Closing.

            (c)Buyer shall have received from Sellers a certificate executed by Sellers, dated the Closing Date, to the effect of (a) and (b) above (the "Sellers' Certificate"), the form of which is attached hereto as Exhibit D.

            (d)There shall not have occurred any Material Adverse Change.

            (e)RFC Capital Corp. shall be prepared to fund the Acquisition pursuant to the terms contained in the term sheet attached hereto as Attachment I or on other terms acceptable to Buyer in its discretion, and RFC Capital Corp. shall have agreed to sell, transfer and assign to Sellers any accounts or other rights purchased from Sellers pursuant to the factoring relationship with Sellers, so that Sellers may sell, transfer and assign such accounts and other rights to Buyer as part of the Purchased Assets subject to the liens and security interests of RFC Capital Corp. to the extent securing the RFC Assumed Indebtedness.

            (f)Buyer shall have consummated the transactions made the subject of the certain agreement with d-Tel Network LLC for the purchase of two Siemens DCO/CS switches and one CPDI calling platform, a copy of which is attached hereto as Attachment II (in this regard, Buyer agrees to use its best efforts to consummate such transactions in accordance with the terms of such agreement).

            (g)The Bankruptcy Court shall have entered an order determining the claim of RFC Capital Corp. as compromised at the hearing on the Sale Motion, not to exceed $7,500,000, for purpose of determining the Purchase Price, in accordance with and subject to the terms of this Agreement.

Section 6.3  Conditions to Obligations of Sellers.

  The obligation of Sellers to effect the transactions contemplated by this Agreement shall be further subject to the satisfaction at or prior to the Closing of the following conditions:

            (a)The representations and warranties of Buyer set forth in Article 4 shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of the Closing Date, other than representations and warranties that speak as of a specific date (which need only be true and correct in all material respects as of such date).

            (b)Buyer  shall  have   performed  in  all  material   respects  all
obligations required to be performed by it under this Agreement at or prior to the Closing.

            (c)Sellers shall have received from Buyer a certificate executed by an officer of Buyer, dated the Closing Date, to the effect of (a) and (b) above (the "Buyer's Officer's Certificate"), the form of which is attached hereto as Exhibit E.

            (d)The parties shall have obtained all board approvals, and such other consents and approvals of Governmental Entities and other persons, as are necessary in connection with the consummation of the Acquisition, including, without limitation, the Sale Order.

Section 6.4 Failure of Conditions.
  If any of the conditions to the Closing provided for in this Article 6 are not satisfied by the Closing Date (hereinafter defined), either party whose performance hereunder was subject to the satisfaction of such condition will have the right and option to terminate the Agreement by written notice to the other party if the failure of such condition was not within the control of the party seeking termination.

                                   ARTICLE 7
                           TERMINATION AND AMENDMENT

Section 7.1 Termination.

     This Agreement may be terminated at any time prior to the Closing by:

     (a)Mutual consent of Sellers and Buyer.

     (b)Either Sellers or Buyer if the Closing shall not have occurred on or before March 31, 2001 (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement).


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




     (c)Either Sellers or Buyer if any court of competent jurisdiction or other competent Governmental Entity shall have issued a statute, decree or injunction permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such statute, decree or injunction shall have become final and nonappealable.

     (d)By Buyer if any Seller has materially breached any of such Seller's representations, warranties, covenants or other terms of this Agreement.

     (e)By Buyer if any condition to the obligation of Buyer set forth in Sections 6.1 or 6.2 has not been satisfied on or before the date specified in such condition, or if no such date is specified, March 31, 2001, unless the failure of such condition to be satisfied is due to a breach by Buyer of its obligations hereunder.

     (f)By   Sellers   if  Buyer  has   materially   breached   any  of  Buyer's
representations, warranties, covenants or other terms of this Agreement.

     (g)By Sellers, if the Bankruptcy Court approves the sale by Sellers of the Purchased Assets to one or more third parties pursuant to a better or higher offer or offers from such third party or parties to purchase all of the Purchased Assets in accordance with the terms of the Bidding Procedures, provided, however, any such termination is subject to payment of the Expense Reimbursement, the Break-Up Fee, and/or the Termination Fee to Buyer, and Seller shall remain fully obligated for same.

     (h)By Sellers if any condition to the obligation of Sellers set forth in Sections 6.1 or 6.3 has not been satisfied on or before the date specified in such condition, or if no such date is specified, March 31, 2001, unless the failure of such condition to be satisfied is due to a breach by Sellers of their obligations hereunder.

Section 7.2 Effect of Termination.

     In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall terminate without any liability on the part of any party hereto or its Affiliates, or its or their respective directors, officers or stockholders, other than as provided by (i) the provisions of Sections 5.3, (ii) the provisions of Section 5.6 with respect to Sellers' obligation to pay the Break-Up Fee, the Termination Fee and the Expense Reimbursement, as applicable, and (iii) the provisions of Section 2.5 with respect to the payment of the Closing Escrow Funds.

Section 7.3 Amendment.

     This Agreement may be amended at any time by Sellers and Buyer but only by an instrument in writing signed on behalf of Sellers and Buyer. Any amendment shall be approved by the Bankruptcy Court.


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


Section 7.4 Extension; Waiver.

     At any time prior to the Closing, Sellers, on the one hand, and Buyer, on the other hand, may (i) extend the time for the performance of any of the obligations or acts of the other; (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto; (iii) waive compliance with any of the agreements of the other contained herein; or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE 8
                       ADDITIONAL POST-CLOSING COVENANTS

Section 8.1 Further Assurances.

     From and after the Closing Date, from time to time, at Buyer's request and expense, Sellers will execute and deliver such other instruments and take such other action as Buyer may reasonably request to more effectively put Buyer in possession and control of all or any part of the Purchased Assets and confirm its title thereto.

Section 8.2  Benefits  Under  Unassignable  Contracts  and  Permits.

     If a consent of a third party which is required in order to assign any Purchased Asset (or any claim, right or benefit arising thereunder or resulting therefrom) is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Sellers to convey their interest in question to Buyer, Sellers will cooperate with Buyer and use reasonable efforts in any lawful arrangement to provide that Buyer shall receive Sellers' interest in the benefits of such Purchased Asset. If any consent or waiver is not obtained before the Closing Date and the Closing is nevertheless consummated, Sellers agree to continue to use their reasonable efforts for a period of ninety (90) days after the Closing to obtain all such consents as have not been obtained prior to such date. Further, Sellers agree, to the extent that any Permits used by Sellers in connection with the Business are not assignable, then Sellers shall take such action as may be reasonably necessary to provide Buyer with the use, enjoyment and benefit of Sellers' interest in such Permits for a period of one hundred twenty (120) days after the Closing Date; provided, that Buyer agrees to indemnify and hold harmless the Sellers from any and all taxes and other liabilities arising out of Buyer's use or enjoyment of such Permits after the Closing.

Section 8.3 Sellers' Employees.

     Buyer may, but shall not be required to, offer employment to or employ any employees or officers of Sellers as Buyer shall determine in its sole discretion on such terms and conditions as Buyer shall determine in its sole discretion. Sellers agree to use their reasonable efforts to cause their employees and officers who have received offers of employment from Buyer to accept such offers of employment. In the event that Buyer employs any officer or employee of Sellers, Sellers shall provide Buyer with such information in respect of such individuals as Buyer reasonably may request, including, without limitation, personnel files and other records. Buyer shall not have any liability in respect of any officers or employees of Sellers, whether employed by

Buyer or not, resulting from such officers' and employees' termination of employment with Sellers, including, without limitation, any liability under the Worker Adjustment and Restraining Notification Act, on account of severance benefits, bonuses, vacation time or pay or incentive programs of any type, nor shall Buyer acquire any obligation under any contract, employee benefit plan or other agreement or arrangement of Sellers with respect to any officer or employee or former officer or employee of Sellers, except to the extent such liability is an Assumed Liability.


                                   ARTICLE 9
                                 MISCELLANEOUS

Section 9.1 Survival.

     All representations and warranties of the parties contained in this Agreement, including the Schedules hereto, or any certificate delivered in connection herewith shall not survive the Closing.

Section 9.2 Notices.

  All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, sent by registered or certified mail (return receipt requested) or transmitted by facsimile (with confirmation of transmittal) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)if to Buyer, to:

            CCC GlobalCom Corp., Inc.
            2630 Fountainview, Suite #300
            Houston, Texas 77057
            Facsimile: (713) 914-3870
            Attention: Paul Licata

            with a copy to:

            Boyar & Miller
            4265 San Felipe, Suite 1200
            Houston, Texas 77027
            Facsimile:  (713) 552-1758
            Attention:  Leonard H. Simon
                        Trent L. Rosenthal


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




            (b)if to Sellers, to:

            Mitchell H. Bodian, President
            1250 Wood Branch Park Drive
            Houston, Texas 77079
            Facsimile: (281) 529-4650

            with a copy to:

            Porter & Hedges, L.L.P.
            700 Louisiana, Suite 3500
            Houston, Texas 77002
            Facsimile:  (713) 226-0248
            Attention: John F. Higgins


Section 9.3 Descriptive Headings.

        The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References in this Agreement to a designated "section" are references to a Section of this Agreement unless otherwise specifically indicated.

Section 9.4 Counterparts.

        This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

Section 9.5  Entire Agreement, Draftsmen.

        This Agreement, the exhibits and schedules hereto and the other documents and instruments executed by either party pursuant hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (including the Letter Agreement, which is hereby terminated) except for any confidentiality agreements between the parties. The parties acknowledge and agree that each party has been represented by counsel in the preparation, execution and delivery of this Agreement, and this Agreement shall be construed without reference to whether our party or the other was the original draftsman of any particular provision of this Agreement. As a reference, in construction of this Agreement, no term or provision shall be "construed against" the draftsman of that term or provision.

Section 9.6  Governing Law.

        This Agreement shall be governed and construed in accordance with the laws of the State of Texas and applicable federal law, without regard to any applicable principles of conflicts of law.

Section 9.7  Specific Performance.

        The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Dection 9.8  Assignment.

        This Agreement may not be assigned by any party hereto without the written consent of the other parties; provided, however, that the Buyer may assign its rights hereunder to an affiliate.

Section 9.9  Parties in Interest.

        This Agreement shall be binding upon and inure solely to the benefit of the parties hereto their successors and permitted assigns, including, without limitation, any trustee, successor trustee or other responsible person appointed or elected with respect to any Bankruptcy Estate under any chapter of the Bankruptcy Code, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Severability.

        This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.

Section 9.11 Exclusive Jurisdiction.

        The parties hereby agree that, without limitation of any party's right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with this Agreement, any breach or default hereunder, or the transactions contemplated herein, and (ii) any and all claims, actions, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 9.2.

[REST OF PAGE IS INTENTIONALLY LEFT BLANK]

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




  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    EQUALNET COMMUNICATIONS CORP.


                                    By:

                                          Mitchell H. Bodian, President


                                    EQUALNET CORPORATION


                                    By:
                                          Mitchell H. Bodian, President


                                    USC TELECOM, INC.


                                    By:

                                          Mitchell H. Bodian, President


                                    CCC GLOBALCOM CORP., INC.


                                    By:
                                          Paul Licata, President


                                      25